Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - April 2009

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2003-4 $725MM 10/15/2013
Yield	14.35%	14.04%
Less: Coupon	0.71%	0.80%
Servicing Fee	0.87%	1.50%
Net Credit Losses	8.10%	8.10%
Excess Spread:
April-09	4.67%	3.64%
March-09	5.66%	5.56%
February-09	5.39%	5.29%
Three Month Average Excess Spread	5.24%	4.83%

Delinquency:
30 to 59 Days	1.28%	1.28%
60 to 89 Days	1.13%	1.13%
90+ Days	2.61%	2.61%
Total	5.02%	5.02%
Principal Payment Rate	14.64%	14.64%